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                                                                      EXHIBIT 15

                ACKNOWLEDGEMENT OF INDEPENDENT CERTIFIED PUBLIC
                  ACCOUNTANTS REGARDING INDEPENDENT AUDITORS'
                                 REVIEW REPORT

Zebra Technologies Corporation
333 Corporate Woods Parkway
Vernon Hills, Illinois 60061-3109

Ladies and Gentlemen:

    With respect to the registration statement on Form S-4, we acknowledge our awareness of the incorporation by reference therein of our report dated April 21, 1998 related to our review of interim financial information.

    Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                          Very truly yours,

                                          KPMG Peat Marwick LLP

Chicago, Illinois
July 29, 1998